                                                                   EXHIBIT 10.30




                            ASSET PURCHASE AGREEMENT



                                 BY AND BETWEEN



                            ISN SOFTWARE CORPORATION


                                       AND


                                EARTHCARE COMPANY





                        EFFECTIVE AS OF OCTOBER 31, 2000

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.      DEFINITIONS.........................................................1

1.1         GENERAL DEFINITIONS.............................................1

2.      SALE OF ASSETS; ASSUMPTION OF CERTAIN LIABILITIES...................3

2.1         AGREEMENT TO PURCHASE AND SELL..................................3
    (a)       PERSONAL PROPERTY.............................................3
    (b)       SCHEDULED CONTRACTS...........................................4
    (c)       INTANGIBLE ASSETS.............................................4
    (d)       GOODWILL......................................................4
    (e)       ACCOUNTS RECEIVABLE...........................................4
    (f)       PREPAID EXPENSES AND CURRENT ASSETS...........................4
    (g)       PERMITS.......................................................4
    (h)       NAME..........................................................4
    (i)       INSURANCE PROCEEDS, WARRANTY RIGHTS...........................4
    (j)       OTHER INTANGIBLES.............................................4
    (k)       OTHER PROPERTY................................................5
2.2         EXCLUDED ASSETS.................................................5
2.3         PURCHASE PRICE..................................................5
2.4         PAYMENT.........................................................5
2.5         ALLOCATION......................................................5
2.6         ASSUMPTION OF LIABILITIES.......................................5
2.7         FURTHER ASSURANCES..............................................6

3.      REPRESENTATIONS AND WARRANTIES OF THE SELLERS.......................6

3.1         ORGANIZATION; QUALIFICATION.....................................6
3.2         AUTHORITY RELATIVE TO THIS AGREEMENT............................6
3.3         STOCKHOLDER VOTE................................................6
3.4         SUBSIDIARIES....................................................6
3.5         CONSENTS AND APPROVALS..........................................6
3.6         NO VIOLATIONS...................................................7
3.7         TITLE TO AND CONDITION OF ASSETS AND PROPERTY...................7
3.8         INVESTIGATION OR LITIGATION.....................................7
3.9         TAXES...........................................................7
3.10          NO BROKERS....................................................7
3.11          ACCOUNTS......................................................7
3.12          INSURANCE.....................................................8
3.13          CONTRACTS; ORAL COMMITMENTS; DEFAULTS.........................8
3.14          CORPORATE MATTERS.............................................8
3.15          PERMITS.......................................................8
3.16          COMPLIANCE WITH LAWS..........................................8
3.17          NAME..........................................................8
3.18          DISCLOSURE....................................................8
3.19          PLANS.........................................................9

4.      REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................9

4.1         ORGANIZATION....................................................9
4.2         AUTHORITY RELATIVE TO THIS AGREEMENT............................9
4.3         CONSENTS AND APPROVALS.........................................10


                                      (i)
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
5.      ADDITIONAL AGREEMENTS..............................................10

5.1         INVESTIGATION OF BUSINESS AND PROPERTIES.......................10
5.2         ASSURANCES.....................................................10
5.3         CONSENTS.......................................................10
5.4         AGREEMENT REGARDING BROKERS....................................10
5.5         INFORMATION FOR TAX RETURNS....................................10
5.6         PAYMENT OF LIABILITIES.........................................10
5.7         EMPLOYEES......................................................11
5.8         NONCOMPETITION.................................................11

6.      CLOSING............................................................11

6.1         CLOSING DATE...................................................11

7.      SURVIVAL AND INDEMNIFICATION.......................................11

7.1         SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................11
7.2         INDEMNITY......................................................12
7.3         NO THIRD PARTY BENEFICIARIES...................................12
7.4         INDEMNIFICATION NOTICE.........................................12
7.5         OFFSET.........................................................13

8.      GENERAL PROVISIONS AND OTHER AGREEMENTS............................13

8.1         NOTICES........................................................13
8.2         FEES AND EXPENSES..............................................14
8.3         INTERPRETATION.................................................14
8.4         COUNTERPARTS...................................................14
8.5         MISCELLANEOUS..................................................14


LIST OF EXHIBITS

Exhibit A    -     Form of Assumption Agreement
Exhibit B    -     Form of Bill of Sale
Exhibit C    -     Form of Promissory Note
Exhibit D    -     Purchase Price Allocation


LIST OF SCHEDULES

Disclosure Schedules

Schedule 2.1(a)    -    Personal Property
Schedule 2.1(b)    -    Scheduled Contracts
Schedule 2.1(c)    -    Intangible Assets
Schedule 2.2       -    Excluded Assets
Schedule 2.6(a)    -    Assumed Obligations
Schedule 3.5       -    Consents and Approvals
Schedule 3.8       -    Investigation or Litigation
Schedule 3.11      -    Accounts
Schedule 3.12      -    Insurance
Schedule 3.13      -    Contracts; Oral Commitments; Defaults
Schedule 3.15      -    Permits of Seller
Schedule 3.19      -    Plans




                                      (ii)

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement") is made effective as of October 31, 2000, by and among ISN SOFTWARE CORPORATION, a Delaware corporation ("Purchaser"), and EARTHCARE COMPANY ("Seller").

In consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

1.       DEFINITIONS

         1.1 GENERAL DEFINITIONS. Unless otherwise stated in this Agreement, the following terms shall have the following meanings:

         "ACCOUNTS": As defined in Section 2.1(e) hereof.

         "AFFILIATE": Any Person that, directly or indirectly, controls, or is controlled by or under common control with, another Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

         "ASSETS": As defined in Section 2.1 hereof.

         "ASSUMED OBLIGATIONS": As defined in Section 2.6(a) hereof.

         "ASSUMPTION AGREEMENT": The Assumption Agreement in the form of Exhibit A attached hereto.

         "BILL OF SALE": The Bill of Sale in the form of Exhibit B attached hereto.

         "BUSINESS": Means the business acquired or to be acquired by Purchaser pursuant to the Operative Documents, consisting of the Assets and the Assumed Obligations (but not including the Excluded Assets), and which may be more particularly described as the software development, marketing, sale, licensing, maintenance and service operations conducted immediately prior to the Closing Date by Seller (i) in its IS Networld operation, or (ii) in connection with the "OS2K" software, and any operations conducted by Seller or any of its Affiliates that are associated with or similar to either of the foregoing.

         "CLOSING": As defined in Section 6.1 hereof.

         "CLOSING DATE": As defined in Section 6.1 hereof.

         "CODE": The Internal Revenue Code of 1986, as amended.

         "DAMAGES": As defined in Section 7.2 hereof.

         "DEBT": All obligations for borrowed money.


ASSET PURCHASE AGREEMENT - PAGE 1
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         "DISCLOSURE SCHEDULES": The package of disclosure schedules to this
Agreement delivered by Seller to Purchaser prior to the date hereof (and as subsequently supplemented and amended) which are approved by Purchaser (with reservation of all rights with respect thereto) and incorporated by reference to the Section of this Agreement to which each such schedule relates.

         "EXCLUDED ASSETS": As defined in Section 2.2 hereof.

         "GOVERNMENTAL BODY": Any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

         "INDEMNIFICATION CLAIM": As defined in Section 7.4 hereof.

         "INDEMNIFICATION NOTICE": As defined in Section 7.4 hereof.

         "INDEMNITOR": As defined in Section 7.4 hereof.

         "INTANGIBLE ASSETS": As defined in Section 2.1(c) hereof.

         "LIEN": All mortgages, deeds of trust, claims, liens, security interests, pledges, leases, conditional sale contracts, rights of first refusal, options, charges, liabilities, obligations, agreements, easements, rights-of-way, powers of attorney, limitations, reservations, restrictions and other encumbrances of any kind.

         "MATERIAL ADVERSE EFFECT": Any change (individually or in the aggregate) in the general affairs, management, business, goodwill, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) that will or can reasonably be expected to result in a cost, expense, charge, liability, loss of revenue or diminution in value equal to or greater than $250,000.

         "OPERATIVE DOCUMENTS": This Agreement, the Assumption Agreement, the Bill of Sale, the License Agreement, the Promissory Note and all other agreements, instruments, documents, schedules and certificates executed and delivered by or on behalf of Seller or Purchaser at or before the Closing pursuant to this Agreement.

         "ORDER": Any order, writ, injunction, decree, judgment, award or determination of any Governmental Body.

         "PERMITS": All permits, authorizations, certificates, approvals, registrations, variances, exemptions, rights-of-way, franchises, privileges, immunities, grants, ordinances, licenses and other rights of every kind and character (a) under any (1) federal, state, local or foreign statute, ordinance or regulation, (2) Order or (3) contract with any Governmental Body or (b) granted by any Governmental Body.

         "PERSON": An individual, partnership, joint venture, corporation, company, limited liability company, bank, trust, unincorporated organization, Governmental Body or other entity or group.

         "PERSONAL PROPERTY": As defined in Section 2.1(a) hereof.

         "PLANS": As defined in Section 3.20 hereof.

         "PREMISES": All locations of Seller at which a portion of the Business is conducted.


ASSET PURCHASE AGREEMENT - PAGE 2
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         "PROCEEDING": Any action, order, claim, suit, proceeding, litigation, investigation, inquiry, review or notice.

         "PROMISSORY NOTE": That certain Promissory Note of Purchaser in favor of Seller in the original principal amount of $3,000,000.00, substantially in the form of Exhibit C, attached hereto.

         "PURCHASE PRICE": As defined in Section 2.3 hereof.

         "PURCHASER INDEMNITEES": As defined in Section 7.2(a) hereof.

         "SCHEDULED CONTRACTS": As defined in Section 2.1(b) hereof.

         "SUBSIDIARY" or "SUBSIDIARIES" with respect to any corporation shall mean any other corporation of which at least a majority of the securities having by their terms ordinary voting power to elect a majority of the Board of Directors of such other corporation is at the time directly or indirectly owned or controlled by such first corporation, or by such first corporation and one or more of its Subsidiaries.

         "TAX OBLIGATIONS": Any Taxes which are attributable or related to the assets or the Business of Seller for any periods ending on or before the Closing Date or which may be applicable because of the Transactions.

         "TAXES": Any federal, state, local or foreign income, sales, excise, real or personal property or other taxes, assessments, fees, levies, imposts, duties, deductions or other charges of any nature whatsoever (including, without limitation, interest and penalties) imposed by any law, rule or regulation.

         "THREATENED": Any matter or thing will be deemed to have been Threatened when used herein with respect to any party if that party has received notice, in writing, from the Person to whom the threat is attributable, or such Person's agents, which makes specific reference to and clearly identifies the matter or thing being threatened.

         "TRANSACTION" OR "TRANSACTIONS": The acquisition of the Assets and the performance of the other covenants and transactions described in this Agreement.

         "TRANSACTION EXPENSES": The expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Transactions, including all fees and expenses of counsel and representatives.

Other defined terms shall have the meanings ascribed to such terms elsewhere herein.

2.       SALE OF ASSETS; ASSUMPTION OF CERTAIN LIABILITIES

         2.1 AGREEMENT TO PURCHASE AND SELL. Subject to the applicable terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, all of the assets other than the Excluded Assets (such assets being collectively referred to as the "Assets") used or useable in connection with the Business (including, without limitation, those assets set forth below), free and clear of all Liens:

                  (a) PERSONAL PROPERTY. All tangible personal property of every kind and description located either on the Premises or elsewhere insofar as any of the foregoing relate to the Business (the


ASSET PURCHASE AGREEMENT - PAGE 3
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         "Personal Property"). The Personal Property includes, without limitation, all of the items listed in Schedule 2.1(a) hereto.

                  (b) SCHEDULED CONTRACTS. The contracts and agreements with third parties related to the business, including, without limitation, those described on Schedule 2.1(b) hereto (the "Contracts") and all rights (including rights of refund and offset), privileges, deposits, sums of money due, claims, causes of action and options relating or pertaining to the Contracts. All of the material Contracts are described on Schedule 2.1(b).

                  (c) INTANGIBLE ASSETS. All software used in the conduct of the business (including, without limitation, "TrainTrac," "ISNetworld" and, subject to the rights granted to Seller in the License Agreement, "OS2K", "SeptiShield.com" and "RestaurantCare.com"), copyrights, trademarks, trade secrets, trade names, domain names, telephone numbers, data, service marks, licenses, franchises, distributorships, labels, logos, covenants by others not to compete, rights, privileges and any registrations or applications for registrations of the foregoing, and any right to recovery for infringement thereof (including past infringement) and any and all goodwill associated therewith or connected with the use thereof and symbolized thereby, including, without limitation, those described on Schedule 2.1(c) hereto (the "Intangible Assets"); provided, however, that Purchaser shall not acquire any rights to the names "SeptiShield" and "RestaurantCare".

                  (d) GOODWILL. The goodwill of the Business or associated with the Intangible Assets.

                  (e) ACCOUNTS RECEIVABLE. All accounts receivable of Seller arising in connection with the Business and all other rights of Seller to payment for services rendered, including, without limitation, those which are not evidenced by instruments, whether or not they have been earned by performance or have been written off or reserved against as a bad debt or doubtful account in any financial statement, together with all instruments representing any of the foregoing, and all rights, title, security and guaranties in favor of Seller with respect to any of the foregoing (the "Accounts").

                  (f) PREPAID EXPENSES AND CURRENT ASSETS. All prepaid rentals, other prepaid expenses, bonds and deposits, and other current assets relating to any of the Assets or the Business.

                  (g) PERMITS. All Permits used or useable in the conduct of the Business.

                  (h) NAME. The names "AllenTate," "ISNetworld," "Industrial Services Networld," "ISN," "TrainTrac," "OS2K" and all other names used in connection with the Business, and all derivatives of any of same.

                  (i) INSURANCE PROCEEDS, WARRANTY RIGHTS. All insurance proceeds and insurance claims of Seller relating to the Business or all or any part of the Assets and, to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that Seller are entitled to enforce with respect to the Business or all or any part of the Assets against Seller' predecessors in title to the Assets.

                  (j) OTHER INTANGIBLES. All right, title and interest of Seller in, to and under all rights, privileges, claims, causes of action and options relating or pertaining to the Business or the foregoing Assets.


ASSET PURCHASE AGREEMENT - PAGE 4
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                  (k) OTHER PROPERTY. All other or additional privileges,
         rights, interests, properties and assets of Seller of every kind and description and wherever located, that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently being conducted.

         2.2 EXCLUDED ASSETS. Notwithstanding those assets listed in Section 2.1 hereto, the Assets shall specifically exclude those assets identified in
Schedule 2.2 hereto (the "Excluded Assets").

         2.3 PURCHASE PRICE. The total purchase price for the Business and Assets (the "Purchase Price") shall be Three Million Dollars ($3,000,000.00); provided, however, that in the event Seller does not continue actively to use the OS2K software in its business operations through December 31, 2001, then the Purchase Price shall automatically be reduced from $3,000,000 to $2,000,000. The Purchase Price shall be payable as provided in Section 2.4, below.

         2.4 PAYMENT. At the Closing, Purchaser shall deliver to Seller, or to such Person as seller shall direct, the Promissory Note in the principal amount of $3,000,000.00. In the event the purchase price is reduced to $2,000,000 in accordance with Section 2.3, above, and Purchaser shall have already paid at least $2,000,000 in principal under the Promissory Note, then Seller shall pay to Purchaser the amount by which such principal payments exceeded $2,000,000.

         2.5 ALLOCATION. The Purchase Price shall be allocated among the Assets as set forth on Exhibit E attached hereto. Seller and Purchaser agree that they will not take any position on their income tax returns or on any other document that is inconsistent with such allocation, and the parties shall duly prepare and timely file such returns under the Code to report such allocation.

         2.6 ASSUMPTION OF LIABILITIES.

                  (a) Subject to and upon all of the terms and conditions of this Agreement, at the Closing, Purchaser shall assume and agree to pay, perform and discharge the obligations and liabilities of Seller (the "Assumed Obligations") under the terms of those Scheduled Contracts specifically set forth on Schedule 2.6(a) hereto to the extent that such Scheduled Contracts have not been performed at the time of the Closing and are not in default;

                  (b) Except as provided in Section 2.6(a), Purchaser will not assume or agree to pay, perform or discharge, and shall not be responsible for, any other liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, including without limitation, liabilities or obligations based on, arising out of, or in connection with:

                           (i) any expenses incurred by Seller or its Affiliates
                  in connection with the negotiation, preparation, execution and performance of the Transactions;

                           (ii) any events or circumstances occurring prior to
                  the Closing Date, including, without limitation, any obligation or liability of Seller or its Affiliates arising out of or relating to the Assumed Liabilities which are payable or performable prior to Closing;

                           (iii) any Taxes which are attributable or relate to
                  the Assets or the Business or Seller, for any periods ending on or before the Closing Date, or which may be applicable because of Seller's sale of the Business or any of the Assets to Purchaser;


ASSET PURCHASE AGREEMENT - PAGE 5
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                           (iv) any lease obligations or indebtedness of Seller
                  or its Affiliates;

                           (v) any unlicensed or unauthorized use by Seller or
                  its Affiliates of any trademark or other intellectual property rights;

                           (vi) any note, account payable or other obligation to
                  any person, entity or Governmental Body, except to the extent expressly assumed herein;

                           (vii) any claims or conditions arising under any
                  federal, state or foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders or decrees attributable or relating to the Assets (including, without limitation, the operation thereof) or the Business or Seller or its Affiliates.

         2.7 FURTHER ASSURANCES. At the Closing, and at all times thereafter as may be reasonably necessary, Seller and its Affiliates shall execute and deliver to Purchaser such instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser title of the type specified herein to the Assets and to otherwise comply with the terms, purposes and intent of this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Seller hereby represents and warrants to Purchaser that the following are true and correct as of the date of this Agreement and will be true and correct (without limitation) through the Closing Date, regardless of what investigations, if any, Purchaser shall have made prior hereto or prior to the
Closing:

         3.1 ORGANIZATION; QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller has full power and authority (corporate and otherwise) to execute, deliver and perform this Agreement (including, without limitation, execution, delivery and performance of the Operative Documents to which it is a party) and to consummate the Transactions. The execution and delivery by Seller of this Agreement, and the consummation of the Transactions, have been duly and validly authorized by the Board of Directors of Seller, and no other corporate proceedings on the part of Seller are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by Seller, and constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms. Seller will take or cause to be taken all corporate action that is necessary to complete the Transactions to be completed by Seller pursuant to this Agreement.

         3.3 STOCKHOLDER VOTE. No vote of the stockholders of Seller shall be required to approve the transactions contemplated in the Operative Documents. Except as set forth in Schedule 3.5, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right with the right to vote on, or otherwise approve, any of the above-referenced matters.

         3.4 SUBSIDIARIES. None of the Assets consists of the stock of, or other equity interest in, any Subsidiaries or other business entity.

         3.5 CONSENTS AND APPROVALS. Except as set forth in Schedule 3.5, the execution, delivery and performance by the Seller of this Agreement and the consummation of the Transactions by it requires no consent,


ASSET PURCHASE AGREEMENT - PAGE 6
approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Body or other Person.

         3.6 NO VIOLATIONS. The execution, delivery and performance of this Agreement by Seller, the consummation by Seller of the Transactions and compliance by Seller with the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws of Seller, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit under any of the provisions of any note, bond, mortgage, indenture, license, trust, agreement, lease or other instrument or obligation to which Seller is a party or by which either Seller may be bound, (c) result in the creation or imposition of any Lien on any of the property of Seller, (d) violate any Order, statute, rule or regulation applicable to Seller, or (e) violate any territorial restriction on the Business or Seller or any noncompetition or similar arrangement.

         3.7 TITLE TO AND CONDITION OF ASSETS AND PROPERTY. Except as specifically set forth in the Disclosure Schedule, Seller has good and marketable title to all Assets and such Assets are free and clear of all Liens. Upon consummation of the Transactions, Purchaser will own the Assets free and clear of all Liens. The Assets constitute all assets and properties, real, personal, tangible and intangible that are used or useable in the conduct of the Business as presently being conducted.

         3.8 INVESTIGATION OR LITIGATION. Except as set forth on Schedule 3.8, there is no Proceeding pending or Threatened against, relating to or affecting the Assets. Seller is not subject to any currently existing Proceeding by any Governmental Body. There is no basis for the assertion of any Proceeding by any Governmental Body or any Person regarding any violation of federal or state laws.

         3.9 TAXES. All Taxes that are due and payable by Seller, other than those presently payable without penalty or interest, have been timely paid, and Seller has timely filed (and, through the Closing Date, will timely file) all Tax reports and returns required by law to be filed by it. All such Tax reports and returns are true, complete and correct in all respects with regard to Seller for the periods covered thereby. Seller is not delinquent in the payment of any Tax. There is no Tax deficiency asserted against Seller, and there is no unpaid assessment, proposal for additional Taxes, deficiency or delinquency in the payment of any of the Taxes of Seller or any violation of any Tax law that could be asserted by any taxing authority. There are no Tax Liens upon any properties or assets of Seller nor has notice been given of any event which could lead to any such Lien. No Internal Revenue Service, state or local, audit, investigation or Proceeding of Seller is pending or Threatened, and the results of any completed audits are properly reflected in the financial statements. Seller has not granted any extension to any taxing authority of the limitation period during which any Tax liability may be asserted. Seller has not committed any violation of any Tax laws. All monies required for the payment of Taxes not yet due and payable with respect to the operations of Seller through and including the Closing Date have been approved, reserved against and entered upon the books and financial statements. All monies required to be withheld by Seller from employees, if any, independent contractors, or others or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by Seller to governmental agencies or set aside in accounts for such purpose have been approved, reserved against or paid, and entered upon the books and financial statements. Consummation of the Transactions will not result in any Tax Obligations on the Assets.

         3.10 NO BROKERS. Seller has not employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

         3.11 ACCOUNTS. Schedule 3.11 of the Disclosure Schedule contains a complete and accurate list of all Seller's Accounts showing the name of each account debtor and the amount due from each by invoice number

ASSET PURCHASE AGREEMENT - PAGE 7
and date. All of such Accounts have arisen in the ordinary course of business for services rendered. Except as set forth on the Disclosure Schedule, Seller is not aware of any event or condition with respect to a specific customer that causes it to believe that any such Account will not be collected in full in due course without resort to litigation and will not be subject to counterclaim or setoff.

         3.12 INSURANCE. All the insurance policies maintained by the Seller in connection with the Business are in full force and effect, all insurance premiums have been timely paid to date, and no such policy will be canceled prior to Closing. A description of each of the Seller's insurance policies (including, without limitation, insurance providing benefits for employees) is attached hereto as Schedule 3.12. The insurance policies set forth in the Disclosure Schedule provide adequate coverage, less deductibles, against the risks involved in the Business and operation of the Assets.

         3.13 CONTRACTS; ORAL COMMITMENTS; DEFAULTS. Schedule 3.13 sets forth a true and correct list of all contracts of the Seller (or summaries of all oral commitments) that are material to the Business and, Seller has provided copies of such material contracts to Purchaser prior to the date hereof. There exists no breach or default under any of such contracts.

         3.14 CORPORATE MATTERS. The Board of Directors of Seller, has approved the execution and delivery of this Agreement and the consummation of the Transactions contemplated hereby in accordance with applicable law.

         3.15 PERMITS. Schedule 3.15 lists all Permits held by Seller and used or useable in the conduct of the Business. Such Permits are valid, and Seller has not received any notice that any Governmental Body intends to cancel, terminate or not renew any such Permit. Seller holds all licenses, franchise, permits and other governmental authorizations the absence of any of which could have a material adverse effect on the Business. The Business is not being conducted in violation of any statute, law, ordinance, regulation, rule or Permit of any Governmental Body or any Order.

         3.16 COMPLIANCE WITH LAWS. Seller has complied with and is in compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders or decrees applicable to it or any of its properties, assets, operations and businesses, and there does not exist any basis for any claim or default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order or decree.

         3.17 NAME. The use of the names "OS2K," "TrainTrac," "AllenTate," "ISNetworld," "ISN," and "Industrial Services Networld" do not infringe upon the right of any third party.

         3.18 DISCLOSURE.

                  (a) The Seller has delivered or made available to Purchaser complete and accurate copies of all documents listed on the schedules delivered as a part hereof and all other information requested by Purchaser pursuant hereto. No representation or warranty of the Seller contained in this Agreement or any statement in the schedules hereto contains any untrue statement. No representation or warranty of the Seller contained in this Agreement or statement in the schedules hereto omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  (b) There is no fact known to Seller which has specific application to the Purchaser and which could have a Material Adverse Effect on the Business or on Seller but which has not been set forth in this Agreement or the schedules hereto; provided, however, that Purchaser is aware of the current state


ASSET PURCHASE AGREEMENT - PAGE 8
         of development of the ISNetworld software product, and agrees that Seller shall have no responsibility or liability to develop further such product.

                  (c) The disclosures in the schedules hereto shall relate only to the representations and warranties in the Section of this Agreement to which they expressly relate and to no other representation or warranty in this Agreement.

                  (d) In the event of any inconsistency between the statements in the body of this Agreement and those in the schedules hereto (other than an exception expressly set forth as such in the schedules in relation to a specifically identified representation or warranty), those in this Agreement shall control.

         3.19 PLANS. Schedule 3.19 sets forth a complete and accurate description of all employee benefit plans and all collective bargaining agreements relating to employee benefits with respect to which Seller or any of its predecessors contributes or is required to contribute and has or may incur any future or contingent obligations, including, without limitation, all plans, agreements or arrangements relating to deferred compensation, pension, profit sharing, retirement income or other benefits, stock purchase and stock option plans, bonuses, severance arrangements, health benefits, insurance benefits, welfare benefits and all other material employee benefits or fringe benefits (collectively referred to as the "Plans").

         Except as set forth in Schedule 3.19: (a) true, correct and complete copies of each Plan, all related Summary Plan Descriptions and material employee communications, related trust agreements or annuity contracts (or any other funding instruments), Annual Reports on the Form 5500 series required to be filed with any governmental agency for each Plan for the two most recent Plan years and the most recent actuarial reports and trustee's reports relating thereto (if applicable) have been furnished to the Purchaser; (b) each Plan has been administered and operated in accordance with its terms and applicable law, and to the extent applicable, each Plan is "qualified" within the meaning of
Section 401(a) of the Code and each related trust is exempt from tax under
Section 501(a) of the Code; (c) each qualified Plan has been amended to conform to the requirements of all applicable federal statutes and regulations, and no liability under any applicable law has been incurred with respect to any Plan;
(d) all reports and disclosures relating to such Plans required to be filed with any agency of the federal, state or local government or distributed to employees or beneficiaries have been or will be properly and timely filed or distributed in compliance with applicable law; (e) Seller does not maintain and has not been maintaining a "defined contribution plan" or has incurred any liability with respect to such a plan; and (f) full payment has been made of all amounts which were required under the terms of any of the Plans to have been paid as a contribution to such Plan.

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller that the following are true and correct as of the date of this Agreement and will be true and correct through the Closing Date, regardless of what investigations, if any, Seller shall have made prior hereto or prior to the Closing:

         4.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Purchaser has full power and authority (corporate and otherwise) to execute, deliver and perform this Agreement (including, without limitation, execution, delivery and performance of the Operative Documents to which it is a party) and to consummate the Transactions. The execution and delivery by Purchaser of this Agreement, and the consummation of the Transactions, have been


ASSET PURCHASE AGREEMENT - PAGE 9
duly and validly authorized by the Board of Directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary with respect thereto.

         4.3 CONSENTS AND APPROVALS. Except as set forth in or otherwise required by this Agreement or the Operative Documents, the execution, delivery and performance by Purchaser of this Agreement and the consummation of the Transactions by it requires no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Body or other Person.

5.       ADDITIONAL AGREEMENTS

         5.1 INVESTIGATION OF BUSINESS AND PROPERTIES. No investigations by the Purchaser or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of the Seller with respect to any representations, warranties, covenants or agreements made herein or in an exhibit, schedule or other certificate, instrument, agreement or document (including the Disclosure Schedule), executed or delivered in connection with this Agreement.

         5.2 ASSURANCES. At any time after the Closing Date, if any further action is necessary, proper or advisable to carry out the purposes of this Agreement, then, as soon as is reasonably practicable, each party to this Agreement shall take, or cause its proper officers to take, such action. Each of the parties hereto further agrees that it will cooperate with the other after the consummation of the Transactions for the purpose of providing Purchaser with the information and access to information necessary to ensure Purchaser with a reasonably smooth transition into the ownership of the Business.

         5.3 CONSENTS. To the extent that the assignment by Seller of any Scheduled Contract or Permit to be assigned hereunder shall require the consent or approval of another party thereto, the consummation of the Transactions shall not constitute an assignment or attempt at an assignment thereof if such assignment or attempted assignment would constitute a breach thereof. If any third party consent with respect to any one or more Scheduled Contract or Permit is not obtained at or prior to Closing, each party hereto agrees to take whatever action may be necessary to provide Purchaser with the uninhibited benefits of such Scheduled Contracts and Permits, subject to the assumption by the Purchaser of Seller's obligations thereunder.

         5.4 AGREEMENT REGARDING BROKERS. Each party agrees that it will pay or dispute, and hold the other party harmless from, any claims of brokers or others for finder's or brokerage fees asserted as a result of representations by such party to such brokers or others, regardless of whether the existence of such brokers or others are disclosed herein.

         5.5 INFORMATION FOR TAX RETURNS. Seller shall cooperate with Purchaser after the Closing by providing Purchaser, without any additional consideration but at the expense of Purchaser, promptly upon request, such records and other information regarding the Assets and/or the Business as may reasonably be requested from time to time by Purchaser in connection with the preparation or audit of its federal, state and local income and other Tax returns, and audits, disputes, refund claims or litigation relating thereto. In such connection, Seller will afford the Purchaser's representatives, including independent tax advisers and others, access to books and records or relating to the Assets.

         5.6 PAYMENT OF LIABILITIES . Following the Closing, Seller shall promptly pay or otherwise satisfy all claims or liabilities relating to the Assets or the Business of Seller incurred through the Closing Date, other than the Assumed Obligations.


ASSET PURCHASE AGREEMENT - PAGE 10

         5.7 EMPLOYEES. Purchaser has the right to enter into negotiations with any or all of the employees and independent contractors of Seller for their continued employment with Purchaser from and after the Closing Date at compensation levels as Purchaser and such employees or contractors shall agree. Purchaser shall have no liability whatsoever with respect to any matter relating to the employment or contracting of such persons by Seller prior to the Closing Date.

         5.8 NONCOMPETITION.

                  (a) During the period commencing with the Closing Date and ending on the second anniversary thereof, Seller and its Affiliates shall not, as a partner, trustee, director, officer, employee, shareholder, option holder, lender of money, guarantor or consultant, be engaged, directly or indirectly, in any business that is in the Business within any state in which the Business is currently conducted. In addition, until the second anniversary of the Closing Date, Seller and its Affiliates shall not, directly or indirectly, divert or attempt to divert from the Purchaser any business whatsoever by influencing or attempting to influence any Person which is a customer of Seller immediately prior to the Closing or from whom Seller are soliciting business, immediately prior to the Closing. The provisions of this
         Section 5.8(a) shall apply throughout the United States and its territories. Notwithstanding the preceding sentence, however, in the event that any court of competent jurisdiction shall determine that the scope of this Section 5.8(a) is overly broad or unenforceable in any way, it is the intent of the parties that such provisions be reformed such that the scope of the otherwise unenforceable provision is as great as may be permissible under applicable law.

                  (b) Until the second anniversary of the Closing, Seller covenants and agrees not to, directly or indirectly, solicit, take away, hire, employ or endeavor to employ any person who is an employee of Purchaser or any Affiliate of Purchaser or, directly or indirectly, divert or attempt to divert from Purchaser or any Affiliate of Purchaser any business whatsoever by influencing or attempting to influence any person or business entity which is a customer of, or has a similar business relationship with, Purchaser or any Affiliate of Purchaser or from which Purchaser or any Affiliate of Purchaser is soliciting business.

                  (c) Seller recognizes that the restrictions set forth in this
         Section 5.8 are required for the reasonable protection of Purchaser and its investment in the Business, and as such, each of Seller expressly acknowledges that such restrictions are fair and reasonable for that purpose and that money damages alone will be an inadequate remedy for any breach or violation of the provisions of this Section 5.8. In addition, Seller agrees that in addition to all of the remedies provided for in this Agreement for breaches thereof, Purchaser shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any breach or violation of the provisions of this Section 5.8.

6.       CLOSING

         6.1 CLOSING DATE. The closing for of the Transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Seller effective as of October 31, 2000 (the "Closing Date").

7.       SURVIVAL AND INDEMNIFICATION

         7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller shall survive the Closing and any investigation on the part of the parties hereto and shall continue in full force and effect for a period of two (2) years after the Closing Date; provided, however, that (i) the representations and warranties in Section 3.9 shall survive until the expiration of the statutory period of limitations for assessment of


ASSET PURCHASE AGREEMENT - PAGE 11
taxable year of Seller which begins before the Closing Date, and (ii) the representations and warranties in Sections 3.19 shall survive indefinitely. The covenants and agreements of the parties set forth in this Agreement shall not be affected by the expiration of any representation or warranty pursuant to this
Section 7.1 and shall survive indefinitely.

         7.2 INDEMNITY.

                  (a) Seller agrees to indemnify and hold Purchaser, its officers, directors, agents, attorneys and accountants ("Purchaser Indemnitees") harmless from any and all damages, losses (which shall include any diminution in value, liabilities, joint or several), payments, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including without limitation, fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation and preparation) of any kind or nature whatsoever (collectively "Damages"), directly or indirectly resulting from, relating to or arising out of:

                           (i) any breach or nonperformance (partial or total)
                  of or inaccuracy in any representation or warranty or covenant or agreement of Seller contained in any Operative Document which survives the Closing hereof;

                           (ii) any liability or obligation arising out of
                  Seller's business as conducted prior to the Closing and not expressly assumed by Purchaser pursuant to this Agreement;

                           (iii) any losses or costs of defending against any
                  claims which may be made against Purchaser by any Person claiming violations by Seller of any local, state, or federal law relating to the employment relationship, including, but not limited to, wages, hours, concerted activity, nondiscrimination, occupational health and safety and the payment and withholding of Taxes, where such claims arise out of circumstances occurring prior to the Closing Date;

                           (iv) any actual or threatened violation of or
                  non-compliance with, or remedial obligation arising under, any environmental laws arising from any event, condition, circumstance, activity, practice, incident, action or plan existing or occurring prior to the Closing relating in any way to the assets or the business of Seller;

                           (v) Seller's failure to comply with the laws of any
                  jurisdiction with respect to the bulk sales laws that may be applicable to the sale of the Assets to Purchaser as contemplated hereby; and

                           (vi) the Transaction Expenses incurred by Seller.

                  (b) Seller shall retain liability, and shall indemnify Purchaser, for the payment of any Tax liabilities of Seller.

         7.3 NO THIRD PARTY BENEFICIARIES. The foregoing indemnification is given solely for the purpose of protecting the Purchaser Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other Person.

         7.4 INDEMNIFICATION NOTICE. If a Purchaser Indemnitee intends to exercise its right to indemnification provided in this Article 7, such Purchaser Indemnitee shall provide the party or parties from whom the indemnification will be sought (the "Indemnitor") at least fifteen (15) days prior written notice (the


ASSET PURCHASE AGREEMENT - PAGE 12

"Indemnification Notice") of such Purchaser Indemnitee's intention to do so and the facts or circumstances giving rise to the claim ("Indemnification Claim"). Nothing contained herein shall preclude any Purchaser Indemnitee from taking any actions deemed reasonably necessary or appropriate in response to any third party claims during such interim period. An Indemnification Claim may, at the option of the Purchaser Indemnitee, be asserted as soon as any situation, event or occurrence has been noticed by the Purchaser Indemnitee regardless whether actual harm has been suffered or out-of-pocket expenses incurred. During such fifteen (15) day period, the Indemnitor shall be entitled to cure the defect or situation giving rise to the Indemnification Claim to the satisfaction of the Purchaser Indemnitee. If the Indemnitor is unwilling or unable to cure the defect giving rise to the Indemnification Claim during such fifteen (15) period, the Purchaser Indemnitee may, on the sixteenth (16th) day after the Indemnification Notice, seek indemnification as provided in this Article 7.

         7.5 OFFSET. At any time or from time to time prior to the final payment by Purchaser to Seller of any amounts or sums due under or pursuant to this Agreement, the Promissory Note or any other Operative Document, Purchaser shall be entitled, in addition to, and not in lieu of, any other right or remedy which Purchaser may have against Seller, under or pursuant to this Agreement, or otherwise, to notify Seller in writing (an "Offset Notice") that Purchaser reasonably believes that it is entitled to indemnity for Damages under Section
7.2. Any Offset Notice provided hereunder shall identify the provision of this Agreement which Purchaser believes entitles it to such indemnity for Damages and shall briefly identify the facts which constitute the basis for each such claim of indemnity and the dollar amount of such claim. If on or before thirty (30) days after delivery of the Offset Notice, Seller shall not have objected thereto, Purchaser may, but, shall not be required to, offset against any portion of the amounts due under the Promissory Note then remaining unpaid, the amount of the Damages claimed in the Offset Notice (and thus to reduce the amounts due under this Agreement). Notwithstanding any offset exercised pursuant to this Section 7.5, to the extent that the actual amount of any Damages arising from a claim for indemnity set forth in an Offset Notice shall exceed the value of the offset against the amounts due under this Agreement claimed, Seller shall remain liable for, and shall promptly reimburse Purchaser the amount of, any such excess Damages. If on or before thirty days following delivery of the Offset Notice, Seller shall notify Purchaser that Seller questions the amount of any Damages for which indemnity is claimed therein (or the entitlement to indemnity), Purchaser shall nonetheless be entitled to exercise its rights of offset provided for in this Section 7.5, but in lieu of reducing the amounts due under this Agreement immediately, shall defer payment of a portion or portions of the amounts due under the Promissory Note remaining unpaid in the amount of the disputed claim until such time as (i) Purchaser shall have received written authorization from Seller to retain such unpaid portion of the amounts due under the Promissory Note in partial or total satisfaction of Purchaser's claim for indemnity, or (ii) Seller shall have delivered to Purchaser, a certified or file-stamped copy of a final decision of a court of competent jurisdiction establishing the amount of such Damages or directing a specific distribution of all or any part of the amounts due under the Promissory Note being held by Purchaser pursuant to this Section 7.5. It shall be a condition to Purchaser's obligation to defer applying any unpaid portion of the amounts due under the Promissory Note, subject to the resolution of Seller's objection to the amount of Damages claimed or the entitlement to indemnity with regard thereto, that Seller specify in writing the provisions of this Agreement and other facts supporting such objection. Purchaser shall not be obligated to exercise the rights of offset provided for in this Section 7.5, and no failure to exercise any such right of offset shall relieve Seller of any indemnity obligations under
Section 7.2, or otherwise.

8.       GENERAL PROVISIONS AND OTHER AGREEMENTS

         8.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if and when delivered personally or transmitted by telex, telecopy (receipt confirmed) or telegram, mailed by registered or certified mail (return receipt requested) or sent by a recognized next business day courier


ASSET PURCHASE AGREEMENT - PAGE 13
to the following persons at the following addresses (or at such other address for a party as shall be specified by like notice):

                        If to Purchaser:

                        ISN Software Corporation
                        3805 Normandy Avenue
                        Dallas, Texas  75205
                        Attention:  William M. Addy
                        Telecopy:  214-526-5299

                        If to Seller:

                        EarthCare Company
                        14901 Quorum Drive, Suite 200
                        Dallas, Texas  75240
                        Attention:  Chairman and CFO
                        Telecopy:  972-858-6024

         8.2 FEES AND EXPENSES. Seller and Purchaser shall each pay all of their own fees, costs and expenses (including without limitation, those of accountants, appraisers and attorneys) incurred in connection with or related to the preparation, negotiation, execution, delivery, satisfaction, compliance and consummation of this Agreement and the Transactions contemplated hereby and the closing conditions hereunder.

         8.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

         8.4 COUNTERPARTS. This Agreement may be executed by facsimile in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.5 MISCELLANEOUS. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof, except for rights that may expressly arise as a consequence of the Transactions; (c) may not be assigned by operation of law or otherwise, except that Seller may collaterally assign all of its rights hereunder to Bank of America, N.A., as agent, pursuant to an existing credit agreement with Seller;
(d) has been drafted by all of the parties to this Agreement and should not be construed against any of the parties hereto; and (e) shall be governed in all respects, including validity, interpretation and effect by the substantive laws of the State of Texas without regard to conflict of law provisions, and (f) constitutes an agreement by Seller that none of the activities to be conducted by Charles W. Allen in connection with the operations of Purchaser shall violate any of the non-competition and non-solicitation covenants set forth in Section 10 of that certain Asset Purchase Agreement, dated August 6, 1999, by and among Seller, AllenTate Commercial Software, L.L.P., Charles W. Allen and Roy D. Tate.


ASSET PURCHASE AGREEMENT - PAGE 14

                            [SIGNATURE PAGE FOLLOWS]















ASSET PURCHASE AGREEMENT - PAGE 15

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

                                           EARTHCARE COMPANY


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                           ISN SOFTWARE CORPORATION


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------




ASSET PURCHASE AGREEMENT - PAGE 16

                                    EXHIBIT A

                          Form of Assumption Agreement











EXHIBIT B - ASSET PURCHASE AGREEMENT - PAGE 1

                                    EXHIBIT B

                              Form of Bill of Sale











EXHIBIT C - ASSET PURCHASE AGREEMENT - PAGE 1

                                    EXHIBIT C

                             Form of Promissory Note







EXHIBIT E - ASSET PURCHASE AGREEMENT - PAGE 1

                                    EXHIBIT D

                            Purchase Price Allocation

                                    [TO COME]






EXHIBIT G - ASSET PURCHASE AGREEMENT - PAGE 1

                                 SCHEDULE 2.1(a)

                                PERSONAL PROPERTY

RECEPTIONIST AREA                                    EXECUTIVE ASSISTANT'S  AREA

Receptionist Desk                                    Desk
Chair                                                Credenza
Computer w/ Monitor                                  Computer w/ Monitor
Guest Chairs                                         File Cabinet (4 drawer)
Tables                                               Printer (LaserJet 2100)
Pictures                                             Picture
Fax Machine                                          Guest Chairs
Telephone w/ Console                                 Telephone w/ Console
Plants                                               Accessories
Accessories

FRONT CONFERENCE ROOM - A                            CONFERENCE ROOM - B

Conference Table                                     Conference Table
Chairs                                               Chairs
Picture                                              Pictures
Star Phone                                           Coat Rack
Computer w/ Monitor                                  Marker board
Computer Stand                                       Star Phone
Office Telephone                                     Bookcase
Projector                                            Projector

KITCHEN                                              CHARLES'S OFFICE

Table                                                Executive Desk
Chairs                                               Executive Chair
Picture                                              Credenza
Refrigerator                                         File Cabinet (2 drawer)
Coffee Pot                                           Laptop Computer
Micro Wave Oven                                      Monitor
Office Wall Phone                                    Docking Station
                                                     Computer Stand
                                                     Table
                                                     Guest Chairs
                                                     Wall mounted marker board
                                                     Pictures
                                                     Office Telephones
                                                     Coat Rack




SCHEDULE 2.1(a) - ASSET PURCHASE AGREEMENT - PAGE 1

OFFICE AREA                                BILL'S OFFICE

Cubicles Workstations                      Executive Desk
Chairs                                     Executive Chair
File Cabinet (2 drawer)                    Credenza
File Cabinet (4 drawer)                    File Cabinet (2 drawer)
Docking Stations                           Desktop Computer w/ monitor
Computer Stand                             Bookcase
Printer (LaserJet 8000N)                   Coat Rack
Printer (LaserJet 2100)                    Picture
Small Copier                               Office Telephones
Computer Stand                             Guest Chairs
Tables                                     Telephone Table
Binder Maker
Monitors                                   SUPPLY ROOM
Laptop Computers
Desktop Computers w/ Monitors              Small Podium
Marker board for Cubicles                  Office Supplies
Office Telephones
Tack boards for Cubicles                   STORAGE  ROOM
Green Tree
Pictures                                   Tables
                                           Office Wall Telephone
TRAINING/DEVELOPMENT ROOM                  Portable Projector
                                           Digital Camera
Tables                                     Tradeshow Computers w/ Monitors
Chairs                                     Tradeshow Booth
Projector and screen                       Other Computer Support
Computers w/ Monitors
Podium






SCHEDULE 2.1(a) - ASSET PURCHASE AGREEMENT - PAGE 2

IT DEPARTMENT                                 LESLIE'S OFFICE

Printer (Laser Jet 2100)                      Desk
Dell Server 2400                              Credenza
Monitors w/computer                           Chair
Printer (Laser Jet 2100)                      Guest Chairs
Scan Jet (3300C)                              Computer Stand
Printer (PageWorks) Minolta                   Monitors/w Computer
Laptop Computer                               Marker board (Wall)
Docking Stations                              Office Telephone
Computer Stand                                Laptop computer
Dell Server 2300                              Docking Station
Printer (Color LaserJet 4500)                 Tree Plant
Cubicles (Workstations)                       Printer (Epson)
Pictures                                      Bookcase
Trees                                         File cabinet drawer
Coffee Machine
Chairs                                        SERVER ROOM
Office Telephone
Folding Table                                 Power Vault Cluster Server
Printer-HP Design Jet 488CA                   Cisco Router 2500
File Cabinet (4 drawer)                       Cisco Router 1700
Digital Camera                                Small UPS
                                              Large UPS
                                              Superstack Switches 3300
                                              Power Supply
                                              Tape Back-up
                                              Monitors
                                              Modem-courier
                                              PC
                                              Dell Server 2200
                                              Dell Server 2300
                                              Dell Server 2400
                                              Dell Server 4300
                                              Dell Server 4400
                                              Markerboard
                                              Computer and Server Stands
                                              Network Cabling
                                              Smart Hard Dr. for Dell PowerEdge
                                              Baseline Dual Speed Hub




SCHEDULE 2.1(a) - ASSET PURCHASE AGREEMENT - PAGE 3

                                 SCHEDULE 2.1(b)

                                    CONTRACTS


                                      None






SCHEDULE 2.1(b) - ASSET PURCHASE AGREEMENT - PAGE 1

                                 SCHEDULE 2.1(c)

                                INTANGIBLE ASSETS


                                    TrainTrac

                                      OS2K

                                    AllenTate

                                       ISN

                                   ISNetworld

                          Industrial Services Networld








SCHEDULE 2.1(c) - ASSET PURCHASE AGREEMENT - PAGE 1

                                  SCHEDULE 2.2

                                 EXCLUDED ASSETS


                                      None







SCHEDULE 2.2(a) - ASSET PURCHASE AGREEMENT - PAGE 1

                                 SCHEDULE 2.6(a)

                               ASSUMED OBLIGATIONS

                                      None











SCHEDULE 2.6(a) - ASSET PURCHASE AGREEMENT - PAGE 1

                                  SCHEDULE 3.5

                             CONSENTS AND APPROVALS



                                      None








SCHEDULE 3.5 - ASSET PURCHASE AGREEMENT - PAGE 1

                                  SCHEDULE 3.8

                           INVESTIGATION OR LITIGATION

                                      None






SCHEDULE 3.8 - ASSET PURCHASE AGREEMENT - PAGE 1

                                  SCHEDULE 3.11

                                    ACCOUNTS


                                      HASC

                                      WTSTC

                                      NCCER

                                      CSCTC












SCHEDULE 3.11 - ASSET PURCHASE AGREEMENT - PAGE 1

                                  SCHEDULE 3.12

                                    INSURANCE


                       General Commercial Liability by CNA













SCHEDULE 3.12 - ASSET PURCHASE AGREEMENT - PAGE 1

                                  SCHEDULE 3.13

                      CONTRACTS; ORAL COMMITMENTS; DEFAULTS

                                      None










SCHEDULE 3.13 - ASSET PURCHASE AGREEMENT - PAGE 1

                                  SCHEDULE 3.15

                                     PERMITS

                                      None











SCHEDULE 3.15 - ASSET PURCHASE AGREEMENT - PAGE 1

                                  SCHEDULE 3.19

                                      PLANS

                                      None







SCHEDULE 3.20 - ASSET PURCHASE AGREEMENT - PAGE 1